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                          EXPENSE ALLOCATION AGREEMENT


         THIS AGREEMENT is made as of the 1st day of January 1999 (the "Agreement"), by and between Chapman Capital Management, Inc., a District of Columbia corporation ("CCM") and The Chapman Co., a Maryland corporation ("CCO") to allocate certain business expenses among CCO and CCM.

         WHEREAS, CCM and CCO are affiliated entities, each controlled as of the date of this Agreement by Nathan A. Chapman, Jr.;

         WHEREAS, CCM and CCO have shared and seek to continue to share, certain administrative, equipment and personnel expenses incurred in connection with the operation of their respective businesses;

         WHEREAS, CCM and CCO desire to enter into this Agreement governing the future allocation of certain expenses shared between CCM and CCO in connection with the operation of their respective businesses;

         NOW THEREFORE, in consideration of the mutual agreements and terms herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CCM and CCO do hereby agree as follows:

                                    AGREEMENT

         1. CCM hereby agrees to provide for monthly payment to CCO for shared expenses incurred in connection with the operation of the businesses of CCM and CCO as detailed and expressly set forth in the column entitled "Basis of Allocation" on Schedule I to this Agreement (the "Basis of Allocation").

         2. To the extent that the calculation contained in the Basis of Allocation, does not provide for the payment of a fixed sum each month, the amount owed by CCM shall be automatically re-valued each month in accordance with the provisions of the Basis of Allocation and the calculations contained therein. Such automatic monthly valuations, provided that they do not deviate from the calculations and provisions of the Basis of Allocation, shall not constitute an amendment to the Agreement.

         3. Payment by CCM, contemplated above, shall be received by CCO by the tenth (10th) day of each month in which an amount is due. Failure to provide for payment by this date shall give rise to, at the election of and upon written notification by CCO, an additional fee at an annualized rate of five percent (5%) of the late balance outstanding.


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         4. CCO hereby agrees to make timely payments, on behalf of CCM, to lessors, vendors, employees, officers or any other party to whom shared expenses of CCM and CCO are owed, as contemplated by this Agreement.

         5. This Agreement may be amended at any time by mutual written agreement executed by the parties.

         6. This Agreement may be terminated by either party upon 30 days prior written notice.

         7. This Agreement shall continue in effect until properly terminated by either party.

         8. This Agreement shall be governed by and shall be construed in accordance with the laws of the state of Maryland without regard to principals of conflicts of law.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    CHAPMAN CAPITAL MANAGEMENT, INC.

                                    BY: /S/NATHAN A. CHAPMAN, JR.
                                       ---------------------------------------
                                        Nathan A. Chapman, Jr.
                                        President



                                    THE CHAPMAN CO.


                                    BY: /S/NATHAN A. CHAPMAN, JR.
                                       ---------------------------------------
                                        Nathan A. Chapman, Jr.
                                        President






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                                   SCHEDULE I

                               EXPENSE ALLOCATION



       DESCRIPTION                      BASIS OF ALLOCATION

    Administrative            Costs CCM shall pay a fixed sum of $12,000 per
                              month for various administrative costs such as supplies, faxes, postage and office space utilized by CCM.

    Salaries Expense CCM shall pay 50% of the base salaries of its officers. CCM shall pay a percentage of the compensation expense of its other employees in an amount equal to the percentage of time such employees spend on CCM's business.

    Equipment                 Rental CCM shall pay monthly equipment rental fees
                              in an amount equal to the percentage of total compensation expense (excluding bonus) allocated to CCM pursuant to the Basis of Allocation governing "Salaries Expense" above.

   Bonuses CCM shall pay bonuses to its employees and officers pursuant to terms determined and approved by its Board of Directors.